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Exhibit 4.10

GENOPTIX, INC.

FIRST AMENDMENT TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        This FIRST AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Amendment") by and among GENOPTIX, INC., a Delaware corporation (the "Company") and the investors listed on the signature pages hereof (each, an "Investor", and together, the "Investors") dated as of May 9, 2005 (the "Investor Rights Agreement") is entered into as of August 3, 2005 by and among the Company and the Investors. Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Investor Rights Agreement.

RECITALS

        WHEREAS, the Company and the Investors have previously entered into the Investor Rights Agreement, pursuant to which the Investors possess certain registration, right of first refusal, information and other investor rights;

        WHEREAS, the Company is entering into a Follow-On Series 1-D Preferred Stock Purchase Agreement with the purchasers named therein (the "Purchasers" and each individually, a "Purchaser") of even date herewith (the "Follow-On Purchase Agreement"), pursuant to which the Purchasers will purchase up to an aggregate of 12,618,296 shares of the Company's Series 1-D Preferred Stock at the Closing (as defined in the Follow-On Purchase Agreement);

        WHEREAS, in connection with the Follow-On Purchase Agreement, the Company and Investors desire to amend the Investor Rights Agreement so to include the Purchasers as "Investors" therein and to make the other changes described herein;

        WHEREAS, the Purchasers desire to become parties to the Investor Rights Agreement as amended by this Amendment;

        WHEREAS, Section 5.6 of the Investor Rights Agreement provides that the Investor Rights Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Investor Rights Agreement); and

        WHEREAS, the undersigned Investors are the holders of at least a majority of all of the Registrable Securities.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and in the Investor Rights Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Amendments.

          (a)   Section 2.11 of the Investor Rights Agreement is hereby deleted and replaced and superseded in its entirety with the following:

            "2.11    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least fifty-five percent (55%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder."

          (b)   Section 2.12 of the Investor Rights Agreement is hereby deleted and replaced and superseded in its entirety with the following:

            "2.12    Limitation on Subsequent Registration Rights.    Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty-five percent (55%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari pasu with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement."

          (c)   Section 5.6 of the Investor Rights Agreement is hereby deleted and replaced and superseded in its entirety with the following:

            "5.6    Amendment and Waiver.

            (a)   Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least fifty-five percent (55%) of the Registrable Securities.

            (b)   Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least fifty-five percent (55%) of the Registrable Securities.

            (c)   For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company."

          (d)   Section 5.11 of the Investor Rights Agreement is hereby deleted and replaced and superseded in its entirety with the following:

            "5.11    Additional Investors.    Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.5(c), (f), (h) or (i) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor," a "Holder" and a party hereunder."

          (e)   Exhibit A of the Investor Rights Agreement is hereby deleted and replaced and superseded in its entirety with Exhibit A attached hereto.

        2.    Waiver of Rights of First Refusal.    The rights set forth in Section 4.1 of the Investor Rights Agreement to purchase shares of Equity Securities (as defined in the Investor Rights Agreement) of the Company are hereby waived, for and on behalf of all Major Investors (as defined in the Investor Rights Agreement) with respect to the issuance of 12,618,296 shares of Series 1-D Preferred at the Closing pursuant to the Follow-On Purchase Agreement.

        3.    Counterpart Signature Page.    By executing this Amendment, each of the Purchasers agrees to be bound by the provisions of the Investor Rights Agreement, as amended by this Amendment, and to be deemed "Investors," "Holders" and parties hereunder and thereunder.

        4.    Effect of Amendment.    Except as expressly modified by this Amendment, the Investor Rights Agreement shall remain unmodified and in full force and effect.

        5.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware.

        6.    Counterparts.    This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth above.

COMPANY:		INVESTORS:
GENOPTIX, INC.		CHICAGO GROWTH PARTNERS VIII, L.P.
By:	/s/ TINA S. NOVA Tina S. Nova, Ph.D.	By: Its:	Chicago Growth Management VIII, L.P. General Partner
	President, Chief Executive Officer &	By:	Chicago Growth Management, L.L.C.
	Co-Founder	Its:	General Partner
Address:	3398 Carmel Mountain Road	By:	/s/ ARDA M. MINOCHERHOMJEE
	San Diego, CA 92121	Title:	Managing Director
WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P.
		By:	William Blair Capital Management VII, L.P.
		Its:	General Partner
		By:	William Blair Capital Management VII, L.L.C.
		Its:	General Partner
		By:	/s/ ARDA M. MINOCHERHOMJEE
		Title:	Managing Director
WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.
		By:	William Blair Capital Management VII, L.P.
		Its:	General Partner
		By:	William Blair Capital Management VII, L.L.C.
		Its:	General Partner
		By:	/s/ ARDA M. MINOCHERHOMJEE
		Title:	Managing Director
ALLIANCE TECHNOLOGY VENTURES III, L.P.
		By:	ATV III Partners, LLC
		Its:	General Partner
		By:	/s/ MICHAEL A. HENOS
		Name:	Michael A. Henos
		Title:	General Partner

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

ATV III AFFILIATES FUND, L.P.
	By:	ATV III Partners, LLC
	Its:	General Partner
By:	/s/ MICHAEL A. HENOS
Name:	Michael A. Henos
Title:	General Partner
ENTERPRISE PARTNERS V, L.P.
	By:	Enterprise Management Partners V, LLC
	Its:	General Partner
By:	/s/ ANDREW E. SENYEI
Name:	Andrew E. Senyei, M.D.
Title:	Managing Director
TULLIS-DICKERSON CAPITAL FOCUS II, L.P.
	By:	Tullis-Dickerson Partners II, L.L.C.
	Its:	General Partner
By:	/s/ TIMOTHY M. BUONO
Timothy M. Buono, Principal
TD JAVELIN CAPITAL FUND II, L.P.
	By:	TD II Regional Partners, Inc.
	Its:	General Partner
By:	/s/ TIMOTHY M. BUONO
Timothy M. Buono, Vice President
TD LIGHTHOUSE CAPITAL FUND, L.P.
	By:	TD II Regional Partners, Inc.
	Its:	General Partner
By:	/s/ TIMOTHY M. BUONO
Timothy M. Buono, Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

EXCELSIOR VENTURE PARTNERS III, LLC
By:	/s/ LEE A. GARDELLA
Name:	Lee A. Gardella
Title:	Vice President
LOTUS BIOSCIENCE INVESTMENT HOLDINGS, LTD.
By:	/s/ MONG CHEUK WAI /s/ WONG KEN LUM
Name:	Mong Cheuk Wai Wong Ken Lum
Title:	Directors
GC&H INVESTMENTS
By:	/s/ JOHN L. CARDOZA
Name:	John L. Cardoza
Title:	Managing Member
PETE HRONIS
/s/ PETE HRONIS
ALLEN FAMILY TRUST DATED 10/12/81
By:	/s/ DICK ALLEN Dick Allen Trustee
THOMAS & NELL WALTZ FAMILY L.P.
By:	/s/ THOMAS A. WALTZ Thomas A. Waltz General Partner

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

GREENE FAMILY TRUST
By:	/s/ HOWARD E. GREENE, JR.
Name:	Howard E. Greene, Jr.
Title:	Trustee

ALLISON M. GREGORY
/s/ ALLISON M. GREGORY

HARBOUR VENTURES
By:

Name:

Title:

COMERICA INCORPORATED
By:	/s/ ANN M. SCHEUER
Name:	Ann M. Scheuer
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

SCHEDULE OF INVESTORS

NAME AND ADDRESS		SERIES 1-A PREFERRED	SERIES 1-B PREFERRED	SERIES 1-C PREFERRED	SERIES 1-D PREFERRED
1.	ENTERPRISE PARTNERS V, L.P. 2223 Avenida de la Playa, Suite 300 La Jolla, California 92037 Attn: Andrew E. Senyei, M.D.	3,759,398	6,737,746	2,796,072	3,281,923
2.	ALLIANCE TECHNOLOGY VENTURES III, L.P. 8995 Westside Parkway, Suite 200 Alpharetta, Georgia 30004 Attn: Michael Henos	3,684,211	3,851,743	2,025,750	2,377,748
3.	ATV III AFFILIATES FUND, L.P. 8995 Westside Parkway, Suite 200 Alpharetta, Georgia 30004 Attn: Michael Henos	75,188	78,606	22,531	26,446
4.	TULLIS-DICKERSON CAPITAL FOCUS II, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, Fourth Floor Greenwich, Connecticut 06830 Attn: Timothy M. Buono	563,910	336,886	239,942	281,635
5.	TD JAVELIN CAPITAL FUND II, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, Fourth Floor Greenwich, Connecticut 06830 Attn: Timothy M. Buono	563,910	561,478	299,766	351,854
6.	TD LIGHTHOUSE CAPITAL FUND, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, Fourth Floor Greenwich, Connecticut 06830 Attn: Timothy M. Buono	563,910	870,290	382,021	448,402
7.	LOTUS BIOSCIENCE INVESTMENT HOLDINGS, LTD. 9th floor, Central Building 3 Pedder Street, Hong Kong Attn: Tiffany Hung/Eric Chung	375,940	393,033	203,400	238,743
8.	EXCELSIOR VENTURE PARTNERS III, LLC c/o U.S. Trust of CT 225 High Ridge Road, East Building Stamford, CT 06905 Attn: David I. Fann	942,481	1,403,696	620,580	728,413
9.	ALLEN FAMILY TRUST DATED 10/12/81 4199 Campus Drive, Suite 830 Irvine, CA 92612 Attn: Dick Allen	24,000	47,000	20,000	23,475
10.	THOMAS AND NELL WALTZ FAMILY LP 6075 La Jolla Scenic Drive La Jolla, CA 92037 Attn: Thomas A. Waltz	37,532	39,130	20,278	23,802

A-1

11.	GREENE FAMILY TRUST PO Box 8984 Rancho Santa Fe, CA 92067 Attn: Howard E. Greene Jr.	18,797		29,741		27,995	32,859
12.	GC&H INVESTMENTS LLC One Maritime Plaza San Francisco, CA 94111 Attn: John Cardoza	75,188		78,388		40,622	47,681
13.	PETE HRONIS 10417 Hronis Avenue Delano, CA 93215	16,918		25,196		11,140	13,076
14.	COMERICA INCORPORATED Attn: Warrant Administrator 500 Woodward Avenue, 32nd Floor, MC 3379 Detroit, MI 48226	12,000	(1)	16,798	(2)	0	276,025	(3)
15.	ALLISON M. GREGORY 17549 Oak Meadow Lane Lake Oswego, Oregon 97034	0		12,262		3,244	3,808
16.	HARBOUR VENTURES 7946 Sitio Nispero Carlsbad, California 92009 Attn: David Blackburn	0		11,199		5,599	6,572
17.	CHICAGO GROWTH PARTNERS VIII, L.P. 303 West Madison Street, Suite 2500 Chicago, IL 60606 Attn: Arda Minocherhomjee	0		0		0	6,309,148
18.	WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P. 303 West Madison Street, Suite 2500 Chicago, IL 60606 Attn: Arda Minocherhomjee	0		0		0	6,075,018
19.	WILLIAM BLAIR CAPITAL PARTNERS VII, L.P. 303 West Madison Street, Suite 2500 Chicago, IL 60606 Attn: Arda Minocherhomjee	0		0		0	234,130
TOTALS:		10,701,383		14,476,394		6,718,940	20,504,733

(1)
Represents shares issuable upon exercise of that certain Warrant dated November 26, 2002, originally issued to purchase 12,000 shares of Series B Preferred Stock that was amended in connection with the Series B-2 Preferred Stock financing to become a warrant to purchase 12,000 shares of Series B-1 Preferred, and further amended in connection with the Series 1-C Preferred financing to become a warrant to purchase 12,000 shares of Series 1-A Preferred. Such shares are not included in the "Totals" set forth below.

(2)
Represents shares issuable upon exercise of that certain Warrant dated November 26, 2002 to purchase 16,798 shares of Series B-2 Preferred that was amended in connection with the Series 1-C Preferred financing to become a warrant exercisable for 16,798 shares of Series 1-B Preferred. Such shares are not included in the "Totals" set forth below.

(3)
Represents shares issuable upon exercise of that certain Warrant to purchase 276,025 shares of Series 1-D Preferred issued to Comerica Bank in connection with the Debt Financing. Such shares are not included in the "Totals" set forth below.

A-2

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  Exhibit 4.10
EXHIBIT A SCHEDULE OF INVESTORS